UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 18, 2025
PBF ENERGY INC.
PBF HOLDING COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
_____________________________________________

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001	PBF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Retirement of Chief Financial Officer and Chief Accounting Officer. On August 18, 2025, Karen B. Davis tendered notice of her retirement as the Senior Vice President, Chief Financial Officer and Chief Accounting Officer of PBF Energy Inc. and its subsidiaries (collectively, the “Company”), effective as of the close of business September 30, 2025. Ms. Davis stated that her retirement is not the result of any disagreement with the Company or the Board of Directors.

(c) Appointment of Chief Financial Officer and Chief Accounting Officer. On August 18, 2025, the Board of Directors of PBF Energy Inc. (the “Board”) approved the appointment of (i) Joseph Marino as Senior Vice President, Chief Financial Officer of the Company and (ii) Steven Andriola as Chief Accounting Officer of the Company in addition to his current role as Controller, in each case effective October 1, 2025 (the “Effective Date”), to serve until such time as his respective successor is appointed, or until his earlier resignation or removal.

Mr. Marino, age 46, joined the Company in 2011 and has served as the Company’s Treasurer since 2020. He has held finance and accounting roles of increasing responsibility during his tenure, having also previously served as the Company’s Assistant Controller from 2015 to 2020. Prior to joining PBF, he was employed at Ernst & Young LLP, where he represented large public and private corporations in the oil and gas industry and the industrial products, retail consumer products and health science industries. Mr. Marino is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Marino has entered into an employment agreement with a subsidiary of PBF Energy Inc., pursuant to which, among other things, commencing on the Effective Date, he will receive an annual salary of $500,000, less required deductions and tax withholdings, will be eligible to receive an annual incentive bonus and equity awards as approved by the Board and will be eligible to participate in the Company’s health and welfare benefits program. The foregoing is qualified in its entirety by reference to the employment agreement, which is attached as Exhibit 10.1 hereto.

Mr. Andriola, age 42, has served as the Company’s Controller since July 2023. He joined the Company in 2016 as Director, Financial Reporting and previously served as Sr. Director and Assistant Controller from September 2020. Prior to joining PBF, he was employed at NRG Home Solar and Ernst & Young LLP. Mr. Andriola is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Commencing on the Effective Date, he will receive an annual salary of $325,000, less required deductions and tax withholdings, will be eligible to receive an annual incentive bonus and equity awards as approved by the Board and will be eligible to participate in the Company’s health and welfare benefits program.

(d) Appointment of Director. On August 18, 2025, the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, approved the appointment of Karen B. Davis, age 68, as a non-independent director of PBF Energy Inc. effective October 1, 2025. There were no arrangements or understandings with Ms. Davis or any other persons relating to her appointment. As discussed in (b) above, Ms. Davis is retiring as the Senior Vice President, Chief Financial Officer and Chief Accounting Officer of the Company effective as of the close of business on September 30, 2025 and she has earned compensation as a named executive officer through that date as disclosed in PBF Energy Inc.’s 2025 Annual Proxy Statement. As a director, Ms. Davis will participate in the Company’s compensation program for its non-employee, outside directors, including a pro-rated annual cash retainer and a pro-rated grant of restricted shares of the Company’s Class A common stock. In addition, Ms. Davis’s indemnification agreement with the Company will continue.

Item 7.01. Regulation FD Disclosure.

On August 19, 2025, the Company issued a press release announcing the promotion of Joseph Marino to Chief Financial Officer of the Company and the retirement of Karen B. Davis and her re-appointment to PBF Energy Inc.’s Board of Directors. The press release related to this announcement is attached hereto as Exhibit 99.1. The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01 - Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Joseph Marino and PBF Investments LLC dated August 18, 2025.

99.1	Press release dated August 19, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:	August 20, 2025	PBF Energy Inc.
(Registrant)

		By:	/s/ Trecia M. Canty
		Name:	Trecia M. Canty
		Title:	Senior Vice President, General Counsel and Secretary

Date:	August 20, 2025	PBF Holding Company LLC
(Registrant)

		By:	/s/ Trecia M. Canty
		Name:	Trecia M. Canty
		Title:	Senior Vice President, General Counsel and Secretary